UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

UNIVERSAL TECHNICAL INSTITUTE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 445-9500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2008 Larry H. Wolff, Senior Vice President, Chief Information Officer, ceased employment with the Company. In connection with his departure, the Company and Mr. Wolff entered into a Separation Agreement, Waiver and Release (the “Agreement”), which provides for payments and benefits to Mr. Wolff in exchange for certain releases and agreements by Mr. Wolff in favor of the Company. A summary of the payments to be made by the Company to Mr. Wolff appears below. The Agreement has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The Company has agreed to make the following payments to Mr. Wolff, conditional on his release of the Company and his agreement to certain other provisions detailed below.

Payments after Separation

•
Twenty nine weeks of severance payments totaling $144,582, less applicable tax withholding, payable in equal biweekly installments over the 29 week period following separation (the “Severance Period”) and two (2) weeks of vacation pay totaling $9,971.

•	The Company will pay the Company portion of the medical and dental premiums to allow coverage provided under the Consolidated Omnibus Budget Reconciliation Act (COBRA) until June 30, 2009.

•	Six months of outplacement services valued at $7,000.

•	Equity awards will continue to vest in accordance with their terms.

Obligations of Mr. Wolff under the Agreement

•	Assist the Company in transition of Mr. Wolff’s duties and responsibilities through the Severance Period.

•	Execution of a full release of liability in favor of the Company.

•	Non-compete and non-solicitation restrictions through June 30, 2009.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Separation Agreement, Waiver and Release with Larry H. Wolff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated: December 18, 2008

By: /s/ Chad A. Freed
Name: Chad A. Freed
Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Separation Agreement, Waiver and Release with Larry H. Wolff